September 12, 2022

Nick Powell
Nick.powell@univarsolutions.com

BY ELECTRONIC MAIL
RE: Extension of USA Working Assignment

Dear Nick:

This is an amendment (“Amendment”) to the letter agreement (“Letter Agreement”) between yourself and Univar Solutions Inc. (“Univar”), dated September 13, 2021, which set forth the details of your USA working Assignment that is currently underway. If not defined herein, all capitalized words or phrases used in this Amendment shall have the meaning ascribed to them in the Letter Agreement.

In pertinent part, the Letter Agreement states as follows:

“The intended length of the terms proposed in conjunction with this Assignment will not exceed twelve (12) months unless express written authorization to extend the Assignment is approved by the CEO and General Counsel of Univar Solutions.”

Following discussions between us, the term of your Assignment is hereby extended until December 31, 2022. All other terms and conditions of the Letter Agreement remain unchanged.

The duly authorized representatives of the parties have executed this Amendment, whereupon it enters into full force and effect in accordance with its terms.

UNIVAR SOLUTIONS INC	ACCEPTED AND AGREED:

/s/ David C. Jukes	/s/ Nick Powell
By: David C. Jukes	Nick Powell
Title: President & CEO	Date: 15/09/2022
Date: 9/19/2022

/s/ Noelle J. Perkins
By: Noelle J. Perkins
Title: SVP, General Counsel
Date: 9/19/2022